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                                                                      EXHIBIT 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Post-Effective Amendment # 23 to the Registration Statement on Form N-4 (Registration No. 33-20453) of our report dated February 12, 1999 relating to the financial statements of MONY America Variable Account A -- MONY Master/ValueMaster and our report dated February 15, 1999, except for Note 12(b) as to which the date is March 22, 1999, relating to the financial statements of MONY Life Insurance Company of America which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
February 28, 2000